Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 15, 2009, relating to the consolidated financial statements of GigaMedia Limited, and the effectiveness of GigaMedia Limited’s internal control over financial reporting, which appears on page F-1 of GigaMedia Limited’s Annual Report on Form 20-F for the year ended December 31, 2008.

/s/ GHP HORWATH, P.C.

Denver, Colorado July 9, 2009